Exhibit 15.3

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the “Committee”) is a standing committee appointed by the Board of Directors (the “Board”) of Intertape Polymer Group Inc. (the “Corporation”). The Committee is established to fulfill applicable public corporation obligations respecting audit committees and to assist the Board in fulfilling its oversight responsibilities. The Committee examines the financial reporting processes, internal controls, financial risk management and the audit process and procedures applied by the Corporation and makes recommendations to the Board in connection with the nomination of the external auditor.

In addition, the Committee will prepare, if required, an audit committee report for inclusion in the Corporation’s annual management proxy circular, in accordance with applicable rules and regulations.

Nothing contained in this charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Corporation or the members of this Committee.

DIVISION OF RESPONSIBILITIES

The function of the Committee is oversight. It is not the duty or responsibility of the Committee or its members to (i) prepare the interim financial reports or annual financial statements of the Corporation; (ii) plan or conduct audits, (iii) make sure that the Corporation’s interim financial reports or annual financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles (“GAAP”) in Canada (International Financial Reporting Standards), (iv) make other types of auditing or accounting reviews or similar procedures or investigations, or (v) make sure applicable laws, regulations, rules and policies are complied with, including the Corporation’s internal policies. The Committee members and its Chairman are members of the Board, appointed to the Committee to provide broad oversight of the financial, risk and control related activities of the Corporation, and are specifically not accountable or responsible for the day-to-day operation or performance of such activities.

Management is responsible for the preparation, presentation and completeness of the Corporation’s interim financial reports and annual financial statements. Management, with the help of the internal audit service, is also responsible for maintaining appropriate accounting and financial reporting principles and policies and systems of risk assessment and internal controls and procedures designed to provide reasonable assurance that assets are safeguarded and transactions are properly authorized, recorded and reported and to assure the effectiveness and efficiency of operations, the reliability of financial reporting and compliance with accounting standards and applicable laws and regulations. Management is also responsible for monitoring and reporting on the adequacy and effectiveness of the system of internal controls.

The external auditors are responsible for planning and carrying out an audit of the Corporation’s annual financial statements in accordance with generally accepted auditing standards to provide reasonable assurance that, among other things, such financial statements are in accordance with generally accepted accounting principles.

Unless a member of the Committee has knowledge of information to the contrary (of which the Board must be informed forthwith), he or she may rely on (i) the integrity of persons or organizations, whether or not part of the Corporation, who provide information to him or her, (ii) the accuracy of financial information and any other information these persons or organizations provide to the Committee and (iii) statements made by management.

COMPOSITION, PROCEDURES AND POWERS

Composition

The Committee will be comprised of at least three members and each member of the Committee will be an “independent” director (as such term is defined from time to time under the requirements or guidelines for audit committee service under applicable securities laws and the rules of any stock exchange on which the Corporation’s securities are listed for trading).

All members of the Committee must be “financially literate” (as that term is defined from time to time under the requirements or guidelines for audit committee service under applicable securities laws and the rules of any stock exchange on which the Corporation’s securities are listed for trading or if it is not so defined, as that term is interpreted by the Board in its business judgment).

The members of the Committee will be appointed or changed by resolution of the Board to hold office from the time of their appointment until the next annual meeting of shareholders or until their successors are so appointed. The Board may remove or replace a member of the Committee at any time. A member will cease to be a member of the Committee upon ceasing to be a director. The Board may fill vacancies on the Committee by appointing another director to the Committee.

Procedures

The Committee will meet regularly at times necessary to perform the duties described herein in a timely manner, but not less than four times a year and any time the Corporation proposes to issue a press release with respect to its quarterly or annual earnings information. Meetings may be held at any time deemed appropriate by the Committee.

A majority of the members of the Committee in office from time to time or, in the event that there are less than four members, two members will constitute a quorum for the transaction of business at any meeting of the Committee.

The Committee will fix its own procedure at meetings and for the calling of meetings. Unless waived by the members of the Committee, the Committee will meet “in camera” at each Committee meeting without members of management in attendance, to allow its members to discuss matters openly and candidly.

The Committee will report through the Committee Chairman to the Board following meetings of the Committee.

Powers

The Committee is entitled to full access to all books, records, facilities, and personnel of the Corporation and its subsidiaries. The Committee may require such officers, directors and employees of the Corporation and its subsidiaries and others as it may see fit from time to time to provide any information about the Corporation and its subsidiaries it may deem appropriate and to attend and assist at meetings of the Committee. The Committee may obtain, where necessary, legal or other advice from outside professionals; and determine and cause the Corporation to pay the fees of such professionals.

The Committee may delegate from time to time to any person or committee of persons any of the Committee’s responsibilities that lawfully may be delegated.

The Committee may adopt policies and procedures for carrying out its responsibilities.

DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Committee are established by the Board and include the functions customarily performed by audit committees, such as the following:

i)	Helping members of the Board meet their responsibilities for overseeing the financial information production and reporting process of the Corporation;

ii)	Providing sound communication between directors and the external auditor;

iii)	Ensuring itself of the independence of the external auditor;

iv)	Satisfying itself of the credibility and objectivity of financial reports;

v)	Strengthening the role of the directors by facilitating in-depth discussions among directors, management and the external auditor;

vi)	Assuming the responsibility, on behalf of the shareholders, for the relationship between the Corporation and the external auditor;

vii)	Examining and approving the mandate of the external auditor as well as its compensation, the nature and scope of the audit to be conducted by the external auditor and receiving its official written statement attesting to its independence;

viii)	Recommending to the Board the nomination of the external auditor;

ix)	Reviewing and evaluating the experience, qualifications and performance of the senior members of the external auditor’s team (particularly the lead partner);

x)	Examining and approving the mandate, the organization and the independence of the internal auditor of the Corporation, including the scope of its responsibilities, its objectives, its work programs, and significant reports to management and management’s responses;

xi)	Overseeing the work of the external auditor engaged for the purpose of preparing or issuing the audit report or performing other audit, exam or attest services for the Corporation, including the resolution of disagreements between management and the external auditor regarding financial information;

xii)	Discussing with the external auditor any matters dealt with at the national office level of the external auditor;

xiii)	Discussing with the external auditor any restrictions imposed on the scope of its work and any problems arising in connection with its audit of the Corporation and its subsidiaries;

xiv)	Informing the Board of any conflict between the external auditor and management of the Corporation which the Committee has not settled within a reasonable timeframe;

xv)	Approving policies and procedures for the pre-approval of services to be rendered by the external auditors, which will include reasonable detail with respect to the services covered. All non-audit services to be provided to the Corporation or any of its affiliates by the external auditors or any of their affiliates which are not covered by pre-approval policies and procedures approved by the Committee will be subject to pre-approval by the Committee;

xvi)	If required, pre-approving a budget for all non-auditing services that the external auditor of the Corporation must carry out for the Corporation or its subsidiaries in order to allow the Committee to consider the effect of the services on the independence of the external auditor and examining and authorizing all fees paid to the external auditor for any service. This responsibility of the Committee cannot be delegated to management of the Corporation in any way whatsoever;

xvii)

Reviewing and recommending to the Board for approval, before their release, all interim financial reports or annual financial statements and the related management’s discussion and analysis, including, without limitation, the interim financial reports and annual financial statements of the Corporation, including the notes thereto, management’s discussion and analysis relating thereto, the press releases regarding the interim and annual results, and the use of “pro forma” or “adjusted” non-GAAP information as well as financial information and earnings guidance provided to analysts and rating agencies, statements for use in prospectuses, or other offering documents and statements or reports required by regulatory authorities;

xviii)	Reviewing and recommending to the Board for approval, before their release, all public disclosure documents of the Company containing audited or unaudited financial information, including, without limitation, any prospectus, annual report (whether on Form 20-F or 40-F), annual information form, or any other documents extracted or derived from the Corporation’s financial reports filed with regulatory agencies and satisfy itself that all information is consistent with the financial reports and that such document or statement does not contain any untrue statement of any material facts or omit to state a material fact that is required or necessary to make the document or statement not misleading, in light of the circumstances under which it was made;

xix)	Reviewing the accounting policies followed by the Corporation, including any material changes made thereto during a fiscal year and ensuring that they are adequate under the circumstances and in compliance with applicable laws and regulations;

xx)	Reviewing the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Corporation’s interim financial reports or annual financial statements;

xxi)	Reviewing, in conjunction with management and the external auditor, any new financial or regulatory requirements;

xxii)	Assessing the efficiency and integrity of the Corporation’s internal controls and management information systems taking into account comments from the external auditor, the internal auditor of the Corporation and the Chief Financial Officer of the Corporation;

xxiii)	Reviewing the recommendations that the internal auditor and the external auditor bring to the attention of management of the Corporation and which they consider material with a view to improving accounting practices, internal controls and management information systems;

xxiv)	Ensuring that an adequate corporate disclosure policy is in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the interim financial reports or annual financial statements;

xxv)	Ensuring that procedures established for the receipt, retention and the treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and regarding the confidential and anonymous submission by employees of the Corporation of concerns regarding questionable accounting, auditing or operational matters including employment issues;

xxvi)	Reviewing and approving the Corporation’s hiring policies regarding current and former partners and employees of the present and former external auditor of the Corporation; if applicable

xxvii)	Ensuring that a process allowing management to identify the major risks the Corporation is facing is implemented and taking all necessary measures or ensuring that such measures are taken to manage such risks including, but not limited to, management of enterprise risks; in this regard, making inquiries with respect to the insurance portfolio, the currency position, any pending or threatened litigation as well as any contingent liabilities of the Corporation and its subsidiaries; reviewing the level of provisions with respect to the Corporation’s accounts and evaluating their adequacy;

xxviii)	Meeting privately on a regular basis with the internal auditor and the external auditor, without management being present, to discuss management of the Corporation’s financial affairs and internal controls.

xxix)	Obtaining reports from management, the Company’s senior internal auditing executive, if one is appointed, and the external auditor that the Corporation and its subsidiary or foreign affiliated entities are in conformity with applicable legal requirements and the Corporation’s Code of Business Conduct and Ethics;

xxx)	Reviewing reports and disclosures of insider and affiliated party transactions. Advising the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s Code of Business Conduct and Ethics;

xxxi)	Discussing with management and the external auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Corporation’s financial statements or accounting policies; and

xxxii)	Discussing with the Corporation’s legal counsel matters that may have a material impact on the interim financial reports or annual financial statements or the Corporation’s compliance policies.

Additional Responsibilities

The Committee will review or approve any other matter specifically delegated to the Committee by the Board and undertake on behalf of the Board such other activities as may be necessary or desirable to assist the Board in fulfilling its oversight responsibilities with respect to financial reporting and financial obligations of the Corporation.

REVIEW AND DISCLOSURE

The Committee will review and reassess the adequacy of this Charter at least annually and otherwise as it deems appropriate and recommend changes to the Board. The performance of the Committee will be evaluated with reference to this Charter annually.

The Committee will ensure that this Charter is disclosed on the Corporation’s website and that this Charter or a summary of it which has been approved by the Committee is disclosed in accordance with all applicable securities laws or regulatory requirements.